Exhibit 4.8 NXP B.V. NXP Funding LLC NXP USA, Inc. Registration Rights Agreement $750,000,000 3.875% Senior Notes Due 2026 $1,000,000,000 4.300% Senior Notes Due 2029 June 18, 2019 This Registration Rights Agreement dated June 18, 2019 (this “Agreement”) is entered into by and among NXP B.V., a private limited liability company (besloten vennootschap) incorporated and existing under the laws of the Netherlands (the “Company”), NXP Semiconductors N.V., the Company’s holding company (the “Guarantor”), NXP Funding LLC, a Delaware limited liability company (“NXP Funding”) and NXP USA, Inc., a Delaware limited liability company (“NXP USA”, and together with NXP Funding, and the Company, the “Issuers” and each an “Issuer”) and BofA Securities, Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, as representatives (the “Representatives”) of the several purchasers named in Schedules I to the Purchase Agreement (as defined below) (the “Initial Purchasers”). The Issuers and the Initial Purchasers are parties to the Purchase Agreement dated June 11, 2019 (the “Purchase Agreement”), which provides for the sale by the Issuers to the Initial Purchasers of $750,000,000 aggregate principal amount of the Issuers’ 3.875% Senior Notes due 2026 (the “2026 Notes”) and $1,000,000,000 aggregate principal amount of the Issuers’ 4.300% Senior Notes due 2029 (the “2029 Notes” and, together with the 2026 Notes, the “Notes”), which will be guaranteed on an unsecured senior basis by the Guarantor (the “Guarantee” and together with the Notes, the “Securities”). Each of the 2026 Notes and the 2029 Notes are sometimes referred to herein as a “Series” of Notes, and each of the 2026 Notes and the 2029 Notes, together with the related Guarantee thereof, are sometimes referred to herein as a “Series” of Securities. As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Issuers and the Guarantor have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement. In consideration of the foregoing, the parties hereto agree as follows: 1. Definitions. As used in this Agreement, the following terms shall have the following meanings: “Additional Interest” shall have the meaning set forth in Section 2(d) hereof. “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which banking institutions in London, United Kingdom or New York, New York are

Exhibit 4.8 2 authorized or required by law to close. For purposes of this Agreement, if the day on which any deadline specified in this Agreement expires is not a Business Day, such deadline shall be deemed to expire on the next succeeding Business Day. “Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time. “Exchange Act Report” shall mean any report to be filed by the Guarantor or the Issuers under the Exchange Act. “Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof. “Exchange Offer” shall mean the exchange offer by the Issuers and the Guarantor of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof. “Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof. “Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form F-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein. For the avoidance of doubt, any such Exchange Offer Registration Statement may cover, at the Issuers’ option, any debt securities issued in exchange for other debt securities of the Issuers. “Exchange Securities” shall mean, with respect to the Registrable Securities of each Series, senior notes issued by the Issuers and guaranteed by the Guarantor under the Indenture containing terms identical to the Securities of such Series (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities of such Series in exchange for Securities of such Series pursuant to the Exchange Offer. “FINRA” means the Financial Industry Regulatory Authority, Inc. “Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Issuers or used or referred to by the Issuers in connection with the sale of the Securities or the Exchange Securities. “Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that, for purposes of Section 4 and Section 5 hereof, the term “Holders” shall include Participating Broker-Dealers.

Exhibit 4.8 3 “Indemnified Person” shall have the meaning set forth in Section 5(c) hereof. “Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof. “Indenture” shall mean the Indenture relating to the Securities dated as of June 18, 2019, among the Issuers, the Guarantor and Deutsche Bank Trust Company Americas, as trustee, as the same may be supplemented or amended from time to time in accordance with the terms thereof. “Initial Purchasers” shall have the meaning set forth in the preamble. “Inspector” shall have the meaning set forth in Section 3(a)(xiv) hereof. “Issuers” shall have the meaning set forth in the Indenture, as may be amended. “Majority Holders” shall mean, with respect to any Series of Registrable Securities or all Series of Registrable Securities, as applicable, the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities of such Series; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities of such Series is required hereunder, any Registrable Securities of such Series owned directly or indirectly by the Issuers or any of their controlled affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Issuers shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities of such Series and the Registrable Securities of such Series to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained. “Notice and Questionnaire” shall mean a notice of registration statement and selling security holder questionnaire distributed to a Holder by the Issuers upon receipt of a Shelf Request from such Holder. “Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof. “Participating Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Issuers in accordance with Section 2(b) hereof. “Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof. “Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any

Exhibit 4.8 4 prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities or other securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein. “Purchase Agreement” shall have the meaning set forth in the preamble. “Registrable Securities” shall mean the Securities; provided that any Securities shall cease to be Registrable Securities at the earliest date (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities cease to be outstanding or (iii) except in the case of Securities that otherwise remain Registrable Securities and that are held by an Initial Purchaser and that are ineligible to be exchanged in the Exchange Offer, when the Exchange Offer is consummated. “Registration Default” shall mean, as to any Series of Notes, the occurrence of any of the following: (i) the Exchange Offer, with respect to such Series of Notes, is not completed on or prior to the Target Registration Date, (ii) the Shelf Registration Statement, with respect to such Series of Notes, if required pursuant to Section 2(b)(i) hereof, has not become effective on or prior to the Target Registration Date, (iii) if the Issuers receive a Shelf Request pursuant to Section 2(b)(ii), the Shelf Registration Statement required to be filed thereby has not become effective by the later of (a) the Target Registration Date and (b) 90 days after delivery of such Shelf Request, or (iv) the Shelf Registration Statement, if required by this Agreement, has become effective and thereafter ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement, (a) at any time in any 12-month period during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 90 days (whether or not consecutive) in any 12-month period, or (b) on more than two occasions in any 12-month period during the Shelf Effectiveness Period. “Registration Expenses” shall mean any and all reasonable expenses incident to performance of or compliance by the Issuers and the Guarantor with this Agreement, including without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Issuers and the Guarantor and, in the case of a Shelf

Exhibit 4.8 5 Registration Statement, the fees and disbursements of one counsel for the Participating Holders (which counsel shall be selected by the Participating Holders holding a majority of the aggregate principal amount of Registrable Securities held by such Participating Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent registered public accountants of the Issuers and the Guarantor, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding in all cases fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder. “Registration Statement” shall mean any registration statement of the Issuers and the Guarantor that covers any of the Exchange Securities, Registrable Securities or other securities in accordance with the terms of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein. “Representatives” shall have the meaning set forth in the preamble. “SEC” shall mean the United States Securities and Exchange Commission. “Securities” shall have the meaning set forth in the preamble. “Securities Act” shall mean the Securities Act of 1933, as amended from time to time. “Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof. “Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof. “Shelf Registration Statement” shall mean a “shelf” registration statement of the Issuers and the Guarantor that covers all or a portion of the Registrable Securities and, at the Issuers’ option, any other debt securities issued by the Issuers from time to time on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein. “Shelf Request” shall have the meaning set forth in Section 2(b) hereof. “Staff” shall mean the staff of the SEC. “Target Registration Date” shall mean June 30, 2022.

Exhibit 4.8 6 “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time. “Trustee” shall mean the trustee with respect to the Securities under the Indenture. “Underwriter” shall have the meaning set forth in Section 3(e) hereof. “Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public. 2. Registration Under the Securities Act. (a) To the extent not prohibited by any applicable law or the SEC or applicable interpretations of the Staff, the Issuers and the Guarantor shall prepare and use their commercially reasonable efforts to (x) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (y) have such Registration Statement become and remain effective until 90 days after the last Exchange Date for use by one or more Participating Broker-Dealers. The Issuers and the Guarantor shall commence the Exchange Offer by mailing or otherwise transmitting, in compliance with the applicable procedures of the depositary for such Registrable Securities, the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following: (i) that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange; (ii) the period of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed or otherwise transmitted) (the “Exchange Dates”); (iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein; (iv) that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case on or prior to the last Exchange Date; and (v) that any Holder will be entitled to withdraw its election, not later than the last Exchange Date, by (A) sending to the institution and at the address

Exhibit 4.8 7 specified in the notice, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities. As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Issuers and the Guarantor that (1) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of any Issuer or the Guarantor and (4) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities. As soon as practicable after the last Exchange Date, the Issuers and the Guarantor shall: (I) accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and (II) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Issuers and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities tendered by such Holder. The Issuers and the Guarantor shall use their commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. (b) (i) In the event that the Issuers and the Guarantor determine that the Exchange Offer Registration provided for in Section 2(a) hereof would violate any applicable law or is prohibited by the SEC or applicable interpretations of the Staff or (ii) upon receipt of a written request (a “Shelf Request”) from any Initial Purchaser representing that it holds Registrable Securities that are or were ineligible to be exchanged in the Exchange Offer, the Issuers and the Guarantor shall use their commercially reasonable efforts to cause to be filed as soon as practicable after such determination or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective; provided that no Holder will be entitled to have any Registrable Securities included in any Shelf Registration Statement,

Exhibit 4.8 8 or entitled to use the prospectus forming a part of such Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Issuers as is contemplated by Section 3(b) hereof. In the event that the Issuers and the Guarantor are required to file a Shelf Registration Statement pursuant to clause (ii) of the preceding paragraph, the Issuers and the Guarantor shall use their commercially reasonable efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) hereof with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer. The Issuers and the Guarantor agree to use their commercially reasonable efforts to keep the Shelf Registration Statement, if required, continuously effective until the earliest of (x) the date the Securities cease to be Registrable Securities, (y) the date that is one year after the effective date of such Shelf Registration Statement and (z) the date when Holders, other than Holders that are “affiliates” (as defined in Rule 144) of the Issuers, are able to sell such Securities without restriction, and without reliance as to the availability of current public information, pursuant to Rule 144 promulgated under the Securities Act (the “Shelf Effectiveness Period”). The Issuers and the Guarantor further agree to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Issuers for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Participating Holder of Registrable Securities with respect to information relating to such Participating Holder, and to use their commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable subject to Section 3(d) below. The Issuers and the Guarantor agree to furnish to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC. (c) The Issuers and the Guarantor shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Exchange Offer Registration Statement and the Shelf Registration Statement. (d) If a Registration Default occurs with respect to the Registrable Securities of a Series, the interest rate on the Registrable Securities of such Series will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day of such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until, but not including, the date such Registration Default ends, up to a maximum increase of 0.50% per annum (such interest referred to in

Exhibit 4.8 9 clauses (i) and (ii) above, “Additional Interest”). A Registration Default, with respect to the Registrable Securities of a Series, ends when the Securities of such Series cease to be Registrable Securities or, if earlier, (1) in the case of a Registration Default under clause (i) of the definition thereof, when the Exchange Offer is completed, (2) in the case of a Registration Default under clause (ii) or clause (iii) of the definition thereof, when the Shelf Registration Statement becomes effective or (3) in the case of a Registration Default under clause (iv) or clause (v) of the definition thereof, when the Shelf Registration Statement again becomes effective or the Prospectus again becomes usable. If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on such next date that there is no Registration Default. (e) It is acknowledged that the interest rate increase set forth in Section 2(d) hereof is the sole remedy for any default hereunder. 3. Registration Procedures. (a) In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Issuers and the Guarantor shall: (i) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (A) shall be selected by the Issuers and the Guarantor, (B) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (C) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use their commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof; (ii) subject to Section 3(d) below, (A) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and (B) keep each Prospectus current during the period described in Section 4(3) of, and Rule 174 under, the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities; (iii) to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Issuers or the Guarantor with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;

Exhibit 4.8 10 (iv) in the case of a Shelf Registration, furnish to each Participating Holder, to counsel for the Initial Purchasers, to counsel for such Participating Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, each preliminary prospectus or Free Writing Prospectus, if any, and any amendment or supplement thereto, as such Participating Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and, subject to Section 3(c) hereof, the Issuers and the Guarantor consent to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Participating Holders and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law; (v) in the case of a Shelf Registration, use their commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Participating Holder shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Participating Holders in connection with any filings required to be made with FINRA; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Participating Holder to complete the disposition in each jurisdiction of the Registrable Securities owned by such Participating Holder; provided that none of the Issuers or Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject or otherwise incur unreasonable expense; (vi) in the case of a Shelf Registration, notify counsel for the Initial Purchasers and notify each Participating Holder and counsel for such Participating Holders promptly and, if requested by any such Participating Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Issuers of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the

Exhibit 4.8 11 Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, any Issuer or the Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading and (6) of any determination by any Issuer or the Guarantor that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate; (vii) subject to Section 3(d) below, use their commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, including by filing an amendment to such Registration Statement on the proper form, at the earliest possible moment and provide immediate notice to each Holder or Participating Holder of the withdrawal of any such order or such resolution; (viii) in the case of a Shelf Registration, furnish to each Participating Holder upon request, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested); (ix) in the case of a Shelf Registration, cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Participating Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities; (x) upon the occurrence of any event contemplated by Section 3(a)(vi)(5) hereof, subject to Section 3(d) below, use their commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to the applicable Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a

Exhibit 4.8 12 material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Issuers shall notify the Participating Holders (in the case of a Shelf Registration Statement) and the Initial Purchasers and any Participating Broker-Dealers known to the Issuers (in the case of an Exchange Offer Registration Statement) to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Participating Holders, such Participating Broker-Dealers and the Initial Purchasers, as applicable, hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, upon receipt of such notice from the Issuers until the Issuers and the Guarantor have amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission; (xi) the Issuers and the Guarantor shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus, or any document that is to be incorporated by reference into a Registration Statement (other than an Exchange Act Report), a Prospectus or a Free Writing Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel or the Participating Holders or their counsel shall reasonably object; (xii) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a Registration Statement; (xiii) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner; (xiv) in the case of a Shelf Registration, make available for inspection by one representative of the Participating Holders and any Underwriter participating in any disposition pursuant to such Shelf Registration Statement (any such Person, an “Inspector”), at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Guarantor and its subsidiaries; provided that an Inspector shall be required to execute a customary confidentiality agreement subject to customary exceptions for

Exhibit 4.8 13 information provided to financial institutions in connection with information provided for due diligence purposes in connection with a securities offering; (xv) if reasonably requested by any Participating Holder, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Participating Holder as such Participating Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Issuers have received notification of the matters to be so included in such filing; and (xvi) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith reasonably requested by the majority of Holders in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering, and, if entering into an underwriting agreement, make such representations and warranties in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings (consistent with the Purchase Agreement), and take all such other commercially reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Initial Purchaser or by any Holder of Registrable Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and if an underwriting or similar agreement is entered into in connection with an Underwritten Offering, the Issuers shall use commercially reasonable efforts to: (I) furnish to each Initial Purchaser, each selling Holder and each underwriter, if any, in such form, substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings: (a) a certificate signed by (y) the Chief Executive Officer of the Guarantor or (z) the Chief Financial Officer of the Guarantor, confirming, as of the date thereof, such matters as such Holders may reasonably request; (b) an opinion of counsel for the Issuers and the Guarantor, covering such customary matters as such parties may reasonably request, and in any event including a customary negative assurance letter; and (c) a customary comfort letter from the Guarantor’s independent accountants, or such other applicable independent accountants in the customary form and covering matters of the type customarily covered in

Exhibit 4.8 14 comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 5(f) of the Purchase Agreement; and (II) deliver such other customary documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 3(a)(xvi)(I) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuers pursuant to this Section 3(a)(xvi), if any. (b) In the case of a Shelf Registration Statement, the Issuers may require, as a condition to including a Holder’s Registrable Securities in the Registration Statement, each Holder of Registrable Securities to furnish to the Issuers a Notice and Questionnaire and such other information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Issuers and the Guarantor may from time to time reasonably request in writing. No Holder of Registrable Securities shall be entitled to include any of its Registrable Securities in any Shelf Registration pursuant to this Agreement unless such Holder furnishes to the Issuers in writing, within 20 days after receipt of a written request therefor, such information as the Issuers may reasonably request for inclusion in any Shelf Registration or Prospectus included therein, and no such Holder shall be entitled to Additional Interest pursuant hereto following the twentieth day after such request is received unless and until such Holder shall have provided such information. (c) Each Participating Holder agrees that, upon receipt of any notice from the Issuers and the Guarantor of the happening of any event of the kind described in Section 3(a)(vi)(3) or Section 3(a)(vi)(5) hereof or any notice pursuant to Section 3(d), such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Participating Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(x) hereof or notice that the period referred to in Section 3(d) has ended and, if so directed by the Issuers and the Guarantor, such Participating Holder will deliver to the Issuers and the Guarantor all copies in its possession, other than permanent file copies then in such Participating Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice. (d) The Issuers may postpone effecting a Shelf Registration (or the maintenance of its effectiveness and usability) if the Issuers determine in good faith that effecting the registration (or such maintenance of effectiveness and usability) would materially and adversely affect an offering of securities of the Issuers or if the Issuers are in possession of material non-public information the disclosure of which would not be in the best interests of the Issuers. The Issuers and the Guarantor may give any such notice only twice during any 365-day period and any such suspensions shall not exceed 90 days in the aggregate during any 365-day period.

Exhibit 4.8 15 (e) The Participating Holders who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering and shall be reasonably acceptable to the Issuers. All expenses of the Underwritten Offering (other than Registration Expenses and expenses of the Guarantor and its subsidiaries) shall be borne by the Participating Holders and the Underwriters, as agreed amongst them. (f) Each Holder agrees that such Holder shall not take any action that would result in the Issuers or the Guarantor being required to file with the SEC a free writing prospectus, as defined in Rule 405, as amended, under the Securities Act, prepared by or on behalf of such Holder that otherwise would not be required to be filed by the Issuers or the Guarantor thereunder, but for the action of such Holder. 4. Participation of Broker-Dealers in Exchange Offer. (a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities. The Issuers and the Guarantor understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act. (b) In light of the above, and subject to section 3(d), the Issuers and the Guarantor agree to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 90 days after the last Exchange Date, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Issuers and the Guarantor further agree that Participating Broker-Dealers shall be authorized, subject to Section 3(d), to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

Exhibit 4.8 16 (c) The Initial Purchasers shall have no liability to the Issuers, the Guarantor or any Holder with respect to any amendment or supplement to the Prospectus contained in the Exchange Offer Registration Statement made pursuant to Section 4(b) hereof. 5. Indemnification and Contribution. (a) Each of the Issuers and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or any Free Writing Prospectus, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or information relating to any Holder furnished to the Issuers and the Guarantor in writing by or on behalf of such parties. In connection with any Underwritten Offering permitted by Section 3, the Issuers and the Guarantor, jointly and severally, will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent and on the same bases as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, any Prospectus or any Free Writing Prospectus. (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuers, the Guarantor, the Initial Purchasers and the other selling Holders, the directors of the Issuers and the Guarantor, each officer of the Issuers and the Guarantor who signed the Registration Statement and each Person, if any, who controls the Issuers, the Guarantor, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Issuers and the Guarantor in writing by such Holder expressly for use in any Registration Statement, any Prospectus and any Free Writing Prospectus.

Exhibit 4.8 17 (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person (which consent shall not be unreasonably withheld or delayed), be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one local counsel per jurisdiction) for all Indemnified Persons, and that all such fees and expenses shall be reasonable and shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by the Representatives, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders for all applicable Series of Registrable Securities and (z) in all other cases shall be designated in writing by the Issuers. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such

Exhibit 4.8 18 Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. (d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantor from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuers and the Guarantor on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuers and the Guarantor on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantor or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. (e) The Issuers, the Guarantor and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

Exhibit 4.8 19 (f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity. (g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Issuers or the Guarantor or the officers or directors of or any Person controlling the Issuers or the Guarantor, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement. 6. General. (a) No Inconsistent Agreements. The Issuers and the Guarantor represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict in any material respect with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by any Issuer or the Guarantor under any other agreement and (ii) none of the Issuers or the Guarantor have entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts in any material respect with the provisions hereof. (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuers and the Guarantor have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that, with respect to any amendment, modification supplement, waiver or consent to Section 5 above that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Issuers and the Guarantor shall obtain the written consent of each such Initial Purchaser against which such amendment, modification, supplement, waiver or consent is to be effective. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto. (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Issuers by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Issuers and the Guarantor, initially at the address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices

Exhibit 4.8 20 and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture. (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Issuers or the Guarantor with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement. (e) Third Party Beneficiaries. Each Holder shall be a third-party beneficiary to the agreements made hereunder (excluding those agreements made in Section 5 hereto) between the Issuers and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder. (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts (in the form of an original or a facsimile or a “pdf” file), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. (g) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof. (h) Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York. (i) Submission to Jurisdiction. Each of the Issuers and the Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement (each, a “Related

Exhibit 4.8 21 Proceeding”). Each of the Issuers and the Guarantor irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Issuers and the Guarantor have or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Issuers and the Guarantor irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any Related Proceeding. As a matter of Dutch law, the assets of the Company, and of the Guarantor, are not intended for public use (openbare dienst) and as a result the Company and the Guarantor is not entitled to immunity from legal proceedings, nor are its assets immune from execution. Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Initial Purchasers in any competent court in The Netherlands. (j) Appointment of Agent for Service of Process. Each of the Issuers and the Guarantor hereby irrevocably appoints NXP Funding LLC as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it by courier and by certified mail (return receipt requested), fees and postage prepaid, at the office of such agent. Each of the Issuers and the Guarantor waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Issuers and Guarantor represents and warrants that such agent has agreed to act as such Issuer’s or Guarantor’s agent for service of process, and each of the Issuers and Guarantor agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect. (k) Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Issuers, the Guarantor and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions. [Signatures on following pages]

Exhibit 4.8 [Signature Page to the Registration Rights Agreement] IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above. NXP B.V. By: /s/ Luc de Dobbeleer Name: Luc de Dobbeleer Title: Authorized Representative NXP Funding LLC By: /s/ Luc de Dobbeleer Name: Luc de Dobbeleer Title: Authorized Representative NXP USA, Inc. By: /s/ Timothy Shelhamer Name: Timothy Shelhamer Title: Assistant Secretary NXP Semiconductors N.V. By: /s/ Luc de Dobbeleer Name: Luc de Dobbeleer Title: Authorized Representative

Exhibit 4.8 [Signature Page to the Registration Rights Agreement] Confirmed and accepted as of the date first above written for themselves and on behalf of the several Initial Purchasers: BofA Securities, Inc. By: /s/ Keith Harman Name: Keith Harman Title: Managing Director Citigroup Global Markets Inc. By: /s/ Adam D. Bordner Name: Adam D. Bordner Title: Director Goldman Sachs & Co. LLC By: /s/ Adam Greene Name: Adam Greene Title: Managing Director